SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20579

                            FORM 8-K/A
                        (Amendment No. 1)
                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) April 29, 1996

                                  TEXTRON INC.

             (Exact name of registrant as specified in its charter)

       DELAWARE                 1-5480                    05-0315468
     (State or other          (Commission              (IRS Employer
      jurisdiction of          File Number)             Identification No.)
      incorporation)

     40 WESTMINSTER STREET, PROVIDENT, RHODE ISLAND                 02903
     (Address of principal executive offices)                    (Zip Code)

                              (401) 421-2800
          Registrant's telephone number, including area code:

                                   N/A
     (Former name or former address, if changed since last report)


                               Amendment No. 1

                    The purpose of this Amendment is to revise certain financial data with respect to the Registrant for the second and fourth quarters of 1995. The revisions were made to certain earnings and per share data for both continuing and discontinued operations in offsetting amounts and, accordingly, do not change the amounts of net income and net income per share for those periods. The revisions reflect the effect of more appropriate rounding. The following Exhibits were affected by the foregoing revisions and are amended hereby:

          Exhibit 27.4: Restated financial data schedule for period ended July 1, 1995;

          Exhibit 27.5: Restated financial data schedule for peri-od ended September 30, 1995; and

          Exhibit 99.3: Restated financial statements and related financial information (page 38).


                                  SIGNATURES

                       Pursuant to the requirements of the Securi-ties Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TEXTRON INC.
                                   (Registrant)

                                   By: /s/ Richard L. Yates
                                      Name:  Richard L. Yates
                                      Title:  Vice President and
                                                Controller

          Dated:  May 17, 1996



                                 INDEX TO EXHIBITS

           Exhibit No.   Exhibit

           23            Consent of Independent Auditors.*

           Note: Exhibits 27.1 through 27.6 are filed electronically only.

           27.1 Restated financial data schedule for period ended October 1, 1994.**

           27.2 Restated financial data schedule for period ended December 31, 1994.**

           27.3 Restated financial data schedule for period ended April 1, 1995.**

           27.4 Restated financial data schedule for period ended July 1, 1995.*

           27.5 Restated financial data schedule for period ended September 30, 1995.*

           27.6 Restated financial data schedule for period ended December 30, 1995.**

           99.1          Press release issued April 29, 1996.**

           99.2 Voting Agreement and Election as of April 29, 1996, between Textron Inc. and Provident Compa-nies, Inc.**

           99.3 Restated financial statements and related in-formation.*


          *    Filed herewith.
          **   Previously filed.